FORM OF CERTIFICATE OF TRUST OF
            METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES DESIGNATION]

      THIS Certificate of Trust of METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES DESIGNATION] (the "Trust"), dated [________ __, 19__], is being duly executed and filed by [owner trustee], a Delaware [form of organization], as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 et seq.).

      1. Name. The name of the business trust formed hereby is METLIFE CAPITAL EQUIPMENT LOAN TRUST [SERIES DESIGNATION].

            2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is [owner trustee] [address], Attention:
[____________________________].

            3. Effective Date. This Certificate of Trust shall be effective as of its filing.

            IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                        [Owner Trustee], not in its
                                             individual capacity but solely
                                             as Owner Trustee,


                                        By:__________________________________
                                            Name:
                                            Title: